UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-A
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FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g)
OF THE SECURITIES EXCHANGE ACT OF 1934

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ALBEMARLE CORPORATION
(Exact name of Registrant as specified in charter)
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VIRGINIA	54-1692118
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

4250 Congress Street, Suite 900 Charlotte, North Carolina 28209 (Address of Principal Executive Offices) (Zip code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be So Registered	Name of Each Exchange on Which Each Class is to be Registered
Albemarle Corporation Depositary Shares, each Representing a 1/20th Interest in a Share of 7.25% Series A Mandatory Convertible Preferred Stock	New York Stock Exchange

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If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), please check the following box.  ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(d), please check the following box.  ☐
If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement file number to which this form relates:
333-269815
Securities to be registered pursuant to Section 12(g) of the Act:
None

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Item 1.	Description of Registrant’s Securities to be Registered
The securities to be registered hereby are the Depositary Shares (the “Depositary Shares”), each representing a 1/20th interest in a share of 7.25% Series A Mandatory Convertible Preferred Stock, without par value with an initial liquidation preference of $1,000 per share (the “Mandatory Convertible Preferred Stock”), of Albemarle Corporation (the “Company”). The descriptions of the terms of the Depositary Shares and the underlying Mandatory Convertible Preferred Stock set forth under the headings “Description of Depositary Shares” and “Description of Mandatory Convertible Preferred Stock,” respectively, in the Company’s Prospectus Supplement, dated March 5, 2024, to the Prospectus, dated March 4, 2024, forming a part of the Company’s Registration Statement on Form S-3 (File No. 333-269815), filed under the Securities Act of 1933, as amended, are hereby incorporated herein by reference.
Item 2. Exhibits.

Exhibit
Number	Description

3.1
Amended and Restated Articles of Incorporation of Albemarle Corporation, filed as Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q (No. 1-12658) filed on August 7, 2018, and incorporated herein by reference.

3.2
Amended and Restated Bylaws of the Registrant effective as of October 23, 2023, filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K (No. 1-12658) filed on October 26, 2023, and incorporated herein by reference.

3.3
Articles of Amendment, filed with the State Corporation Commission of the Commonwealth of Virginia and effective on March 7, 2024, filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on March 8, 2024, and incorporated herein by reference.

4.1
Form of Certificate for the 7.25% Series A Mandatory Convertible Preferred Stock, included as Exhibit A to Exhibit 3.1 to the Company's Current Report on Form 8-K filed on March 8, 2024, and incorporated herein by reference.

4.2
Deposit Agreement, dated as of March 8, 2024, among Albemarle Corporation, Equiniti Trust Company, LLC, as Depositary, and the holders from time to time of the depositary receipts described therein, filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on March 8, 2024, and incorporated herein by reference.

4.3	Form of Depositary Receipt for the Depositary Shares, filed as Exhibit 4.3 to the Company's Current Report on Form 8-K filed on March 8, 2024, and incorporated herein by reference.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Albemarle Corporation
	By:	/s/ Kristin M. Coleman
Date: March 8, 2024		Kristin M. Coleman
Executive Vice President, General Counsel and Corporate Secretary